ARTICLES OF AMENDMENT
(General Business)

To the Secretary of State of the State of Idaho
Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:

1. The name of the corporation is:

   ABT MINING CO. INC.

   If the corporation has been administratively dissolved and the corporate name is no longer available for use, the amendment(s) below must include a change of corporate name.

2. The text of each amendment is as follows:

   Article V has been changed as follows:
   a) The Corporation hereby designates twenty million (20,000,000) shares of the authorized shares of preferred stock as Series A Preferred Stock with par value of $0.001.
   b) The shares of Series A Preferred Stock shall be convertible on a one for one hundred basis with the common shares of the Corporation at any time after the date of issuance of such shares.
   c) The holder of the shares of Series A Preferred Stock shall be entitled to ten thousand (10,000) votes for every one vote of common stock. (For details on Series A Preferred Stock, see attached Resolution).
   d) The amendment to the articles of incorporation have been consented to and approved by a majority (60.44%) of the shareholder(s) holding at least a majority of the class (common) of stock and entitled to vote thereon.

3. The date of adoption of the amendment(s) was: March 03, 2015

4. Manner of adoption (check one):

   ☐ The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, 30-1-1005 and 30-1-1006, Idaho Code, and was, therefore, adopted by the board of directors.

   ☐ None of the corporation's shares have been issued and was, therefore, adopted by the
   ☐ incorporator ☐ board of directors.

   ☑ Approval by the shareholders is required and the shareholders duly approved the amendment(s) as required by either Title 30, Idaho Code or by the Articles of Incorporation.

Dated: March 03, 2015

Signed: *[signature]*

Typed Name: Imran Firoz

Capacity: President, Secretary

Customer Acct #:

(If using pre-paid account)

Secretary of State use only

c:\forms\arts of amendment_ of business.pmd Revised 11/2004

Web Form

CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES A PREFERRED STOCK OF ABT MINING CO. INC (TRADING SYMBOL ABOT.PK)

Pursuant to the Law of the State of Idaho

ABT Mining Co. Inc., a corporation organized and existing under the laws of the State of Idaho (the "Corporation"), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the majority shareholder thereof by written consent on March 03, 2015, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Corporation which creates and authorizes 20,000,000 shares of Preferred Stock of the Corporation, par value $.001 (the "Preferred Stock");

Resolved, that pursuant to the authority vested in the Board of Directors by Articles V of the Certificate of Incorporation of the Corporation, a series of Preferred Stock is hereby established, the distinctive designation of which shall be "Series A Preferred Stock" (such series being hereinafter called "Series A Preferred Stock"), and the preferences and relative, participating, optional or other special rights of the Series A Preferred Stock, and the qualifications, limitations or restrictions thereof (in addition to the relative powers, preferences and rights, and qualifications, limitations or restrictions thereof, set forth in the Corporation's Certificate of Incorporation which are applicable to shares of Preferred Stock of all series) shall be as follows:

1. **Number of Shares; Stated Value and Dividends**. The Corporation hereby designates twenty million (20,000,000) shares of the authorized shares of preferred stock as Series A Preferred Stock. The stated value of the Series A Preferred Stock shall be par value, $.001.

2. **Cumulative Dividends.** The holder of Series A Preferred Stock shall not be entitled to cumulative dividends on payment of such by the Corporation to its shareholders.

3. **Liquidation Preference.** In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holder of Series A Preferred Stock may at his sole option elect to receive, prior and in preference senior to any distribution of any of the assets of this Corporation to the holders of common stock or other classes of preferred stock by reason of their ownership thereof, an amount per share equal to $0.001 for the outstanding shares of Series A Preferred Stock. Upon the completion of this distribution and any other distribution that may be required with respect to series of preferred stock of this Corporation that may from time to time come into existence, if assets remain in this Corporation the holders of the common stock of this Corporation shall receive all of the remaining assets of this Corporation. For purposes of this Section 2, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation or any transaction in which the Corporation is the surviving entity or (ii) a sale of all or substantially all of the assets of the

Corporation unless the Corporation's shareholders of record as constituted immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued as consideration in the transaction) hold at least 50% of the voting power of the surviving or acquiring entity. Whenever a distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined and agreed to by the Board of Directors of this Corporation.

4. **Redemption**. The Series A Preferred Stock is redeemable at the election of the holder of such Series A Preferred Stock.

5. **Conversion**. The shares of Series A Preferred Stock shall be convertible on a one for one hundred basis with the common shares of the Corporation at any time after the date of issuance of such shares at the office of this Corporation into such number of fully paid and non-assessable shares of common stock of the Corporation.

6. **Voting Rights**. The holder of the share of Series A Preferred Stock, shall have the following voting rights:

(a) The holder of the shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, voting together with the holders of the common stock and of any other shares of capital stock of the Corporation entitled to vote at a meeting of shareholders as one class. The holder of the Series A Preferred Stock shall have ten thousand (10,000) votes for every one vote of common stock.

(b) Without the written consent of the holder of the share of Series A Preferred Stock at a meeting of the shareholders of this Corporation called for such purpose, the Corporation will not amend, alter or repeal any provision of the Articles of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Series A Preferred Stock.

7. **Status of Redeemed Stock**. In the event the share of Series A Preferred Stock shall be redeemed pursuant to Section 3 hereof, or converted pursuant to Section 4 hereof, the share shall be cancelled and returned to the status of authorized but unissued shares of preferred stock.

8. **Taxes**. This Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of the share of Series A Preferred Stock.

9. **Non-Dilution**. Issued and outstanding shares of Series A Preferred Stock shall not be subject to dilution thereby entitling the holder of each Series A Preferred Stock certificate to one share of common stock regardless of any decision by the Corporation to reverse the issued and outstanding shares of common stock.

10. **Registration Rights.** The holder of Series A Preferred Stock shall be accorded both the right to register common shares converted from the Series A Preferred Stock, as well as piggy-back registration rights in the event the Corporation proceeds to register common shares.

IN WITNESS WHEREOF, ABT MINING CO. INC. has caused this Certificate of Designation to be signed by Imran Firoz, its President, this 3rd day of March, 2015.

By: ______________________

Name: Imran Firoz
Title: President

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of ORANGE)

On 03/03/2015 before me, MIA K. LEE, Notary Public,
Date — Here Insert Name and Title of the Officer

personally appeared IMRAN FIROZ
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

MIA K. LEE
COMM. # 2049137
NOTARY PUBLIC-CALIFORNIA
ORANGE COUNTY
MY COMM. EXP. DEC. 14, 2017

Signature [signature]
Signature of Notary Public

Place Notary Seal Above

OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: Articles of Amendment Document Date: ______

Number of Pages: ______ Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______
☐ Corporate Officer — Title(s): ______
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer Is Representing: ______

Signer's Name: ______
☐ Corporate Officer — Title(s): ______
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer Is Representing: ______